Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-234761

The information contained in this preliminary prospectus supplement is not complete and may be changed. Neither this preliminary prospectus supplement nor the accompanying prospectus is an offer to sell nor does it seek an offer to buy the Senior Notes in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 7, 2022

Preliminary Prospectus Supplement

(To Prospectus Dated November 18, 2019)

MetLife, Inc.

$                % Senior Notes due

MetLife, Inc. is offering $                 aggregate principal amount of its    % Senior Notes due                (the “Senior Notes”). Interest on the Senior Notes will accrue at    % per annum from July    , 2022. Interest on the Senior Notes will be payable semi-annually in arrears on January    and July    of each year, beginning on January    , 2023.

The stated maturity of the Senior Notes will be                ,                . The Senior Notes will be redeemable at MetLife, Inc.’s option, in whole or in part, at any time and from time to time at the respective redemption prices described in this prospectus supplement. See “Description of the Senior Notes — Optional Redemption.”

The Senior Notes will be unsecured obligations of MetLife, Inc. and the Senior Notes will rank equally in right of payment with all of MetLife, Inc.’s existing and future unsecured and unsubordinated indebtedness.

See “Risk Factors” beginning on page S-8 of this prospectus supplement and the periodic reports MetLife, Inc. files with the Securities and Exchange Commission (the “SEC”) to read about important factors you should consider before buying the Senior Notes.

Neither the SEC nor any other regulatory body has approved or disapproved of the Senior Notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Per Senior Note	Total
Price to the Public (1)%	$
Underwriting Discount %	$
Proceeds, before expenses, to MetLife, Inc. (1)%	$

(1)	Plus accrued and unpaid interest, if any, from July , 2022.

The Senior Notes will not be listed on any securities exchange. Currently, there is no public market for the Senior Notes.

The underwriters expect to deliver the Senior Notes, in book-entry form only, through the facilities of The Depository Trust Company (“DTC”) for the accounts of its participants, including Clearstream Banking, S.A. (“Clearstream”) and/or Euroclear Bank SA/NV (“Euroclear”), on or about July    , 2022.

Joint Bookrunners

BofA Securities	Citigroup	Credit Suisse	Goldman Sachs & Co. LLC	J.P. Morgan

Prospectus Supplement dated July    , 2022.

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the underwriters have authorized anyone to provide you with additional or different information. If anyone provided you with additional or different information, you should not rely on it. Neither we nor the underwriters are making an offer to sell the Senior Notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

The Senior Notes are offered for sale in those jurisdictions where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering or sale of the Senior Notes in some jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come are required by us and the underwriters to inform themselves about and to observe any applicable restrictions. This prospectus supplement and the accompanying prospectus may not be used for or in connection with an offer or solicitation by any person in any jurisdiction in which that offer or solicitation is not authorized or to any person to whom it is unlawful to make that offer or solicitation. See “Underwriting — Offering Restrictions” in this prospectus supplement.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

You should read this prospectus supplement along with the accompanying prospectus carefully before investing in the Senior Notes. This prospectus supplement contains the terms of the Senior Notes. This prospectus supplement may add, update or change information in the accompanying prospectus. In addition, the information incorporated by reference in the accompanying prospectus may have added, updated or changed information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with any information in the accompanying prospectus (or any information incorporated therein by reference), this prospectus supplement will apply and will supersede such information.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the additional information under the caption “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

Unless otherwise stated or the context otherwise requires, references in this prospectus supplement to “MetLife,” the “Company,” “we,” “our” and “us” refer to MetLife, Inc., a Delaware corporation incorporated in 1999, its subsidiaries and affiliates, while references to “MetLife, Inc.” refer only to the holding company on an unconsolidated basis.

WHERE YOU CAN FIND MORE INFORMATION

MetLife, Inc. files reports, proxy statements and other information with the SEC. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including MetLife, Inc. MetLife, Inc.’s common stock is listed and trading on the New York Stock Exchange under the symbol “MET.” These reports, proxy statements and other information can also be read at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

The SEC allows “incorporation by reference” into this prospectus supplement and the accompanying prospectus of information that MetLife, Inc. files with the SEC. This permits MetLife, Inc. to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus supplement and the accompanying prospectus. Information furnished under Item 2.02 and Item 7.01 of MetLife, Inc.’s Current Reports on Form 8-K is not incorporated by reference in this prospectus supplement and the accompanying prospectus. MetLife, Inc. incorporates by reference the following documents which have been filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 Form 10-K”);

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 (the “First Quarter Form 10-Q”);

•	The portions of MetLife, Inc.’s Definitive Proxy Statement filed on April 29, 2022 for MetLife, Inc.’s Annual Meeting of Stockholders incorporated by reference into the 2021 Form 10-K; and

•

Current Reports on Form 8-K filed February  2, 2022 (only with respect to Item 8.01 information), February 8, 2022 (only with respect to Item 8.01 information), February  15, 2022, March  7, 2022, April  4, 2022 as amended by the Form 8-K/A filed June  16, 2022, May  4, 2022 (only with respect to Item 8.01 information), May 9, 2022 (only with respect to Item 8.01 information), May  16, 2022 and June 24, 2022.

MetLife, Inc. incorporates by reference the documents listed above and any future filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended

(the “Exchange Act”), other than information furnished under Item 2.02 or Item 7.01 of MetLife, Inc.’s Current Reports on Form 8-K, until the termination or completion of the offering of the Senior Notes made by this prospectus supplement and the accompanying prospectus. Any such reports filed by MetLife, Inc. with the SEC, other than information furnished under Item 2.02 or Item 7.01 of MetLife, Inc.’s Current Reports on Form 8-K, on or after the date of this prospectus supplement and before the date that the offering of the Senior Notes by means of this prospectus supplement and the accompanying prospectus is terminated or completed will automatically update and, where applicable, supersede any information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus.

MetLife, Inc. will provide without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, other than exhibits to those documents, unless those exhibits are specifically incorporated by reference into those documents. Requests should be directed to Investor Relations, MetLife, Inc., 200 Park Avenue, New York, New York 10166 by electronic mail (metir@metlife.com), or by telephone (212-578-9500). You may also obtain the documents incorporated by reference into this prospectus supplement and the accompanying prospectus at MetLife’s website, www.metlife.com. All other information contained on MetLife’s website is not a part of this prospectus supplement or the accompanying prospectus, and any references to MetLife’s website are intended to be inactive textual references only.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events and do not relate strictly to historical or current facts. They use words and terms such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “if,” “intend,” “likely,” “may,” “plan,” “potential,” “project,” “should,” “will,” “would” and other words and terms of similar meaning or that are otherwise tied to future periods or future performance, in each case in all derivative forms. They include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, future sales efforts, future expenses, the outcome of contingencies such as legal proceedings, and future trends in operations and financial results.

Many factors determine MetLife’s results, and they involve unpredictable risks and uncertainties. Our forward-looking statements depend on our assumptions, our expectations, and our understanding of the economic environment, but they may be inaccurate and may change. We do not guarantee any future performance. Our results could differ materially from those we express or imply in forward-looking statements. The risks, uncertainties and other factors, including those relating to the COVID-19 pandemic, identified in MetLife, Inc.’s filings with the SEC, and others, may cause such differences. These factors include: (1) economic condition difficulties, including risks relating to public health, interest rates, credit spreads, equity, real estate, obligors and counterparties, currency exchange rates, derivatives, and terrorism and security; (2) global capital and credit market adversity; (3) credit facility inaccessibility; (4) financial strength or credit ratings downgrades; (5) unavailability, unaffordability, or inadequate reinsurance; (6) statutory life insurance reserve financing costs or limited market capacity; (7) legal, regulatory, and supervisory and enforcement policy changes; (8) changes in tax rates, tax laws or interpretations; (9) litigation and regulatory investigations; (10) London Interbank Offered Rate discontinuation and transition to alternative reference rates; (11) unsuccessful efforts to meet all environmental, social, and governance standards or to enhance our sustainability; (12) MetLife, Inc.’s inability to pay dividends and repurchase common stock; (13) MetLife, Inc.’s subsidiaries’ inability to pay it dividends; (14) investment defaults, downgrades, or volatility; (15) investment sales or lending difficulties; (16) collateral or derivative-related payments; (17) investment valuations, allowances, or impairments changes; (18) claims or other results that differ from our estimates, assumptions, or models; (19) global political, legal, or operational risks; (20) business competition; (21) technological changes; (22) catastrophes; (23) climate changes or responses to it; (24) deficiencies in our closed block; (25) goodwill or other asset impairment, or deferred income tax asset allowance; (26) acceleration of amortization of deferred policy acquisition costs, deferred sales inducements, value of business acquired, value of distribution agreements acquired or value of customer relationships acquired; (27) product guarantee volatility, costs, and counterparty risks; (28) risk management failures; (29) insufficient protection from operational risks; (30) failure to protect confidentiality and integrity of data or other cybersecurity or disaster recovery failures; (31) accounting standards changes; (32) excessive risk-taking; (33) marketing and distribution difficulties; (34) pension and other postretirement benefit assumption changes; (35) inability to protect our intellectual property or avoid infringement claims; (36) acquisition, integration, growth, disposition, or reorganization difficulties; (37) Brighthouse Financial, Inc. separation risks; (38) MetLife, Inc.’s Board of Directors influence over the outcome of stockholder votes through the voting provisions of the MetLife Policyholder Trust; (39) legal- and corporate governance-related effects on business combinations; and (40) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the SEC.

MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.

NOTE REGARDING RELIANCE ON STATEMENTS IN OUR CONTRACTS

In reviewing the agreements included as exhibits to any of the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about MetLife, Inc., its subsidiaries or affiliates, or the other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.

SUMMARY

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all of the information that you should consider before purchasing any Senior Notes in the offering. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the sections entitled “Risk Factors” in this prospectus supplement and the periodic reports MetLife, Inc. files with the SEC, our financial statements and the notes thereto, and the other information incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision.

MetLife

MetLife is one of the world’s leading financial services companies, providing insurance, annuities, employee benefits and asset management. MetLife holds leading market positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. MetLife is also one of the largest institutional investors in the United States with a general account portfolio invested primarily in fixed income securities (corporate, structured products, municipals, and government and agency) and mortgage loans, as well as real estate, real estate joint ventures, other limited partnerships and equity securities.

MetLife’s well-recognized brand, globally diversified and market-leading businesses, competitive and innovative product offerings and financial strength and expertise should help drive future growth and enhance shareholder value. MetLife will continue to execute on its Next Horizon strategy, creating value focusing on the following three pillars: (i) focus — generate strong free cash flow by deploying capital and resources to the highest value opportunities; (ii) simplify — simplify our business to deliver operational efficiency and an outstanding customer experience; and (iii) differentiate — drive competitive advantage through our brand, scale, talent, and innovation.

MetLife is organized into five segments: U.S.; Asia; Latin America; Europe, the Middle East and Africa; and MetLife Holdings. In addition, the Company reports certain of its results of operations in Corporate & Other. See “Business — Segments and Corporate & Other” and Note 2 of the Notes to the Consolidated Financial Statements in the 2021 Form 10-K and Note 2 of the Notes to the Consolidated Financial Statements in the First Quarter Form 10-Q incorporated by reference herein for further information on MetLife’s segments and Corporate & Other.

MetLife, Inc. is incorporated under the laws of the State of Delaware. MetLife, Inc.’s principal executive offices are located at 200 Park Avenue, New York, New York 10166-0188, its telephone number is (212) 578-9500 and its internet address is www.metlife.com. Information contained on MetLife’s website does not constitute part of this prospectus supplement or the accompanying prospectus. This website address is an inactive textual reference and is not intended to be an actual link to the website.

The Offering

Issuer	MetLife, Inc.

Securities Offered	$ aggregate principal amount of % Senior Notes due (the “Senior Notes”).

Maturity Date	The Senior Notes will mature on , (the “Stated Maturity Date”).

Interest Rate	The Senior Notes will bear interest from July , 2022 at the rate of % per year.

Interest Payment Dates	January and July of each year, beginning on January , 2023.

Trustee	The Bank of New York Mellon Trust Company, N.A.

Redemption	Prior to , (the “Par Call Date”), MetLife, Inc. may redeem the Senior Notes at its option, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the Senior Notes to be redeemed and (ii) a make-whole amount calculated as described under “Description of the Senior Notes — Optional Redemption,” plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, MetLife, Inc. may redeem the Senior Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Senior Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

Ranking	The Senior Notes will be unsecured obligations of MetLife, Inc. and the Senior Notes will rank equally in right of payment with all of MetLife, Inc.’s existing and future unsecured and unsubordinated indebtedness.

Denominations	$2,000 and integral multiples of $1,000 in excess thereof.

Use of Proceeds	We estimate that the net proceeds from the sale of the Senior Notes will be approximately $ , after deducting the underwriting discount and the estimated offering expenses payable by us.

We expect to use the net proceeds from this offering of the Senior Notes to retire certain of our outstanding indebtedness, which may include the redemption, repurchase or repayment at maturity of a portion of our $1 billion aggregate principal amount of 4.368% Series D Senior Debentures due 2023 (the “Series D Senior Debentures”), and for general corporate purposes.

Clearance and Settlement	The Senior Notes will be cleared through DTC, for the accounts of its participants, including Clearstream and/or Euroclear.

Listing	The Senior Notes will not be listed on any national securities exchange nor included in any automated quotation system.

Governing Law	The State of New York.

Risk Factors	You should read carefully the “Risk Factors” beginning on page S-8 of this prospectus supplement and set forth in Item 1A of the 2021 Form 10-K, which is incorporated by reference herein, as well as the “Risk Factors” discussed in the periodic reports and other documents MetLife, Inc. files from time to time with the SEC and which MetLife, Inc. incorporates into this prospectus supplement by reference.

RISK FACTORS

Investing in the Senior Notes involves a high degree of risk. In addition to the other information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, you should consider carefully the following factors relating to us and the Senior Notes before making an investment in the Senior Notes offered hereby. In addition to the risk factors set forth below, please read the information included or incorporated by reference under “Risk Factors” in the accompanying prospectus and the 2021 Form 10-K. If any of the following risks or those incorporated by reference actually occur, our business, results of operations, financial condition, cash flows or prospects could be materially adversely affected, which in turn could adversely affect the market for or trading price of the Senior Notes. As a result, you may lose all or part of your original investment. The risks discussed below also include forward-looking statements, and our actual results may differ materially from those expressed or implied in these forward-looking statements.

The Indenture Does Not Limit the Amount of Indebtedness that MetLife, Inc. or Its Subsidiaries May Incur

Neither MetLife, Inc. nor any of its subsidiaries are restricted from incurring additional debt or other liabilities, including additional senior debt securities, under the Indenture (as defined under “Description of the Senior Notes”). At March 31, 2022, MetLife, Inc. had $12.7 billion of unaffiliated senior debt outstanding. If we incur additional debt or liabilities, MetLife, Inc.’s ability to pay its obligations on the Senior Notes could be adversely affected. We expect that we will from time to time incur additional debt and other liabilities. In addition, MetLife, Inc. is not restricted from paying dividends on or issuing or repurchasing its securities under the Indenture.

There Are No Financial Covenants in the Indenture

There are no financial covenants in the Indenture. You are not protected under the Indenture in the event of a highly leveraged transaction, reorganization, change of control, restructuring, merger or similar transaction that may adversely affect you, except to the limited extent described in the accompanying prospectus under “Description of Debt Securities — Consolidation, Merger, Sale of Assets and Other Transactions.”

The Senior Notes Are Not Guaranteed by Any of MetLife’s Subsidiaries and Are Structurally Subordinated to the Debt and Other Liabilities of Our Subsidiaries, Which Means that Creditors of Our Subsidiaries Will be Paid from Their Assets Before Holders of the Senior Notes Would Have Any Claims to Those Assets

MetLife, Inc. is a holding company and conducts substantially all of its operations through subsidiaries, which means that its ability to meet its obligations on the Senior Notes depends on its ability to receive distributions from these subsidiaries. However, the Senior Notes are obligations exclusively of MetLife, Inc. and are not guaranteed by any of its subsidiaries. As a result, the Senior Notes are structurally subordinated to all debt and other liabilities of MetLife, Inc.’s subsidiaries (including liabilities to policyholders and contractholders), which means that creditors of these subsidiaries will be paid from their assets before holders of the Senior Notes would have any claims to those assets. At March 31, 2022, MetLife, Inc.’s subsidiaries had $2.9 billion of total debt outstanding.

An Active After-Market for the Senior Notes May Not Develop

The Senior Notes do not have an established trading market. We cannot assure you that an active after-market for the Senior Notes will develop or be sustained or that holders of the Senior Notes will be able to sell their Senior Notes at favorable prices or at all. Although the underwriters have indicated to us that they intend to make a market in the Senior Notes, as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Senior Notes. The Senior Notes are not listed and we do not plan to apply to list the Senior Notes on any securities exchange or to include them in any automated quotation system.

If a Trading Market Does Develop, Changes in Our Credit Ratings or the Debt Markets Could Adversely Affect the Market Price of the Senior Notes

The market price for the Senior Notes depends on many factors, including:

•	our credit ratings with major credit rating agencies;

•	the prevailing interest rates being paid by other companies similar to us;

•	our financial condition, financial performance and future prospects; and

•	the overall condition of the financial markets.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the Senior Notes.

In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the insurance industry as a whole and may change their credit rating for us based on their overall view of our industry. A negative change in our rating could have an adverse effect on the price of the Senior Notes.

Our Credit Ratings May Not Reflect All Risks of Your Investments in the Senior Notes.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Senior Notes. These credit ratings may not reflect the potential impact of risks relating to the Senior Notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the Senior Notes will be approximately $                , after deducting the underwriting discount and the estimated offering expenses payable by us.

We expect to use the net proceeds from the sale of the Senior Notes to retire certain of our outstanding indebtedness, which may include the redemption, repurchase or repayment at maturity of a portion of our Series D Senior Debentures, and for general corporate purposes. This prospectus supplement does not constitute a notice of redemption with respect to, or an offer to purchase, the outstanding Series D Senior Debentures.

CAPITALIZATION

The following table sets forth our consolidated capitalization at March 31, 2022, on an actual basis, and as adjusted to give effect to this offering of the Senior Notes. This information should be read in conjunction with the First Quarter Form 10-Q and our other financial information incorporated by reference herein.

	At March 31, 2022
	Actual	As Adjusted (1)
	(In millions)
Short-term debt	$323	$
Long-term debt	13,848
Collateral financing arrangement	754
Junior subordinated debt securities	3,156

Total debt	18,081

MetLife, Inc.’s stockholders’ equity:
Preferred stock, par value	—		—
Common stock, par value	12
Additional paid-in capital	33,531
Retained earnings	41,406
Treasury stock, at cost	(19,072)
Accumulated other comprehensive income (loss)	(1,912)

Total MetLife, Inc.’s stockholders’ equity	53,965

Total capitalization	$72,046	$

(1)	Reflects $ of % Senior Notes due . Related debt issuance costs of $ will be capitalized and amortized over the term of the Senior Notes.

DESCRIPTION OF THE SENIOR NOTES

A description of the specific terms of the Senior Notes of MetLife, Inc. being offered is set forth below. The description is qualified in its entirety by reference to the Indenture, dated as of November 9, 2001 (the “Indenture”), between MetLife, Inc. and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association (as successor in interest to Bank One Trust Company, N.A.)), as trustee (the “Trustee”), as supplemented by the Thirty-Sixth Supplemental Indenture, to be dated as of July    , 2022 (the “Supplemental Indenture”), between MetLife, Inc. and the Trustee, under which the Senior Notes will be issued. The Indenture has been qualified as an indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The terms of the Indenture are those provided in the Indenture, as supplemented by the Supplemental Indenture, and those made part of the Indenture by the Trust Indenture Act. MetLife, Inc. has filed a copy of the Indenture with the SEC under the Exchange Act and the Indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus supplement forms a part.

The following description of certain terms of the Senior Notes and certain provisions of the Indenture, as supplemented by the Supplemental Indenture, supplements the description under “Description of Debt Securities” in the accompanying prospectus. To the extent that the following description is not consistent with that contained in the accompanying prospectus under “Description of Debt Securities” you should rely on this description. This description is only a summary of the material terms and does not purport to be complete. We urge you to read the Indenture, as supplemented by the Supplemental Indenture, in its entirety because it, and not this description, will define your rights as a beneficial holder of the Senior Notes.

Certain Terms of the Senior Notes

The Senior Notes will consist of one series of senior debt securities described in the accompanying prospectus. MetLife, Inc. will issue the Senior Notes under the Indenture, as supplemented by the Supplemental Indenture. The Senior Notes will initially be limited in aggregate principal amount to $                . There is no limit on the aggregate principal amount of Senior Notes that MetLife, Inc. may issue. The Senior Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Senior Notes will mature on                ,                (the “Stated Maturity Date”) and will bear interest at        % per annum. Interest on the Senior Notes will accrue from July    , 2022 or from the most recent interest payment date to which interest has been paid or duly provided for.

Interest on the Senior Notes will be payable semi-annually in arrears on January    and July    of each year, commencing January    , 2023 (or, if such day is not a Business Day (as defined below), on the next succeeding Business Day (without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable), to the persons in whose names the Senior Notes are registered at the close of business on the preceding                  or                 , as the case may be (whether or not a Business Day), provided that interest payable at the Stated Maturity Date or upon redemption will be paid to the person to whom principal is payable. Interest on the Senior Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. The Trustee will act as paying agent for the Senior Notes.

Notwithstanding anything to the contrary in this prospectus supplement, so long as the Senior Notes are in book-entry form, MetLife, Inc. will make payments of principal, premium, if any, and interest through the Trustee to DTC.

“Business Day” means, with respect to the Senior Notes, any day other than a day on which the federal or state banking institutions in the Borough of Manhattan, The City of New York, are authorized or obligated by law, executive order or regulation to close.

The Senior Notes will not be entitled to any sinking fund.

The Senior Notes and the Supplemental Indenture will be, and the Indenture is, governed by, and construed in accordance with, the laws of the State of New York.

Further Issues

MetLife, Inc. may, without the consent of the holders of the Senior Notes, issue additional senior notes having the same ranking and the same interest rate, maturity and other terms as the Senior Notes offered by this prospectus supplement, except for the price to the public and issue date and, in some cases, the first interest payment date and interest accrual date. Any additional senior notes having such similar terms will, together with the Senior Notes offered by this prospectus supplement, constitute a single series of debt securities under the Indenture. No additional senior notes of the same series as the Senior Notes may be issued unless such additional senior notes are treated as fungible with the Senior Notes for U.S. federal income tax purposes. No additional senior notes of the same series as the Senior Notes may be issued if an Event of Default under the Indenture has occurred and is continuing with respect to outstanding Senior Notes.

Ranking

The Senior Notes will be unsecured obligations of MetLife, Inc. and the Senior Notes will rank equally in right of payment with all of MetLife, Inc.’s existing and future unsecured and unsubordinated indebtedness. The Senior Notes will rank senior to any subordinated indebtedness of MetLife, Inc.

Because MetLife, Inc. is principally a holding company, its right to participate in any distribution of assets of any subsidiary, upon the subsidiary’s liquidation or reorganization or otherwise (and thus the ability of the holders of Senior Notes to benefit indirectly from any such distribution), is subject to the prior claims of creditors of the subsidiary, except to the extent MetLife, Inc. may be recognized as a creditor of that subsidiary. Accordingly, MetLife, Inc.’s obligations under the Senior Notes will be effectively subordinated to all existing and future liabilities of its subsidiaries (including liabilities to policyholders and contractholders), and claimants should look only to its assets for payment thereunder. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt by MetLife, Inc., including senior debt. At March 31, 2022, MetLife, Inc. had $12.7 billion of unaffiliated senior debt outstanding and its subsidiaries had $2.9 billion of total debt outstanding.

Optional Redemption

Prior to                ,                  (                months prior to the Stated Maturity Date) (the “Par Call Date”), MetLife, Inc. may redeem the Senior Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Senior Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus                basis points less (b) interest accrued to the date of redemption, and

(2)	100% of the principal amount of the Senior Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, MetLife, Inc. may redeem the Senior Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Senior Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by MetLife, Inc. in accordance with the following two paragraphs.

The Treasury Rate shall be determined by MetLife, Inc. after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve

System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, MetLife, Inc. shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date H.15 or any successor designation or publication is no longer published, MetLife, Inc. shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the U.S. Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no U.S. Treasury security maturing on the Par Call Date but there are two or more U.S. Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, MetLife, Inc. shall select the U.S. Treasury security with a maturity date preceding the Par Call Date. If there are two or more U.S. Treasury securities maturing on the Par Call Date or two or more U.S. Treasury securities meeting the criteria of the preceding sentence, MetLife, Inc. shall select from among these two or more U.S. Treasury securities the U.S. Treasury security that is trading closest to par based upon the average of the bid and asked prices for such U.S. Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable U.S. Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such U.S. Treasury security, and rounded to three decimal places.

MetLife, Inc.’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or, if the Senior Notes are represented by one or more Global Securities (as defined below), transmitted in accordance with DTC’s standard procedures therefor) at least 10 days but not more than 60 days before the redemption date to each holder of the Senior Notes to be redeemed. Notwithstanding Section 3.02 of the Indenture, the notice of redemption need not set forth the redemption price but only the manner of calculation thereof as described above.

If less than all of the Senior Notes are to be redeemed, the Trustee shall select the Senior Notes or portions of the Senior Notes to be redeemed by such method as the Trustee shall deem fair and appropriate. The Trustee may select for redemption Senior Notes, and portions of Senior Notes, in amounts of $1,000 and integral multiples of $1,000 in excess thereof (provided that the unredeemed portion of any Senior Note to be redeemed in part will not be less than $2,000), and shall thereafter promptly notify MetLife, Inc. in writing of the numbers of Senior Notes to be redeemed, in whole or in part; provided that if the Senior Notes are represented by one or more Global Securities, interests in such Global Securities shall be selected for redemption by DTC in accordance with its standard procedures therefor.

Unless MetLife, Inc. defaults in payment of the redemption price, on or after the redemption date, interest will cease to accrue on the Senior Notes called for redemption.

Defeasance

The discharge, defeasance and covenant defeasance provisions of the Indenture described under the caption “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” on pages 13-14 of the accompanying prospectus will apply to the Senior Notes.

Notices

MetLife, Inc. will mail or transmit (as applicable) notices to the addresses of the holders of the Senior Notes that are shown on the register for the Senior Notes.

Book-Entry; Delivery and Form

The Senior Notes will be represented by one or more fully registered global security certificates, each of which is referred to in this prospectus supplement as a “Global Security.” Each such Global Security will be deposited with, or on behalf of, DTC and registered in the name of DTC or a nominee thereof. Unless and until it is exchanged in whole or in part for Senior Notes in definitive form, no Global Security may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

Except under limited circumstances, Senior Notes represented by a Global Security will not be exchangeable for, and will not otherwise be issuable as, Senior Notes in certificated form. Investors may elect to hold interests in the Global Securities through either DTC (in the United States) or through Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Beneficial interests in the Senior Notes will be represented through book-entry accounts of financial institutions acting on behalf of Beneficial Owners (as defined below) as Direct and Indirect Participants (as defined below) in DTC. So long as DTC, or its nominee, is a registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the Senior Notes represented by such Global Security for all purposes under the Indenture. Except as provided below, the actual owners of the Senior Notes represented by a Global Security (the “Beneficial Owners”) will not be entitled to have the Senior Notes represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of the Senior Notes in definitive form and will not be considered the owners or holders thereof under the Indenture.

Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if such person is not a participant of DTC (a “Participant”), on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder of the Senior Notes. Under existing industry practices, in the event that any action is requested of, or entitled to be given or taken under the Indenture by, holders of the Senior Notes, DTC would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners.

The following is based on information furnished by DTC:

DTC will act as securities depositary for the Senior Notes. The Senior Notes will be fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee). One or more Global Securities will initially represent the Senior Notes and will be deposited with DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of DTC (“Direct Participants”) include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to DTC’s system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Participants are on file with the SEC.

Purchases of the Senior Notes under DTC’s system must be made by or through Direct Participants, which will receive a credit for the Senior Notes on DTC’s records. The ownership interest of each Beneficial Owner is in turn to be recorded on the records of Direct Participants and Indirect Participants. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owner entered into the transaction.

Transfers of ownership interests in the Senior Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Senior Notes, except in the limited circumstances that may be provided in the Indenture.

To facilitate subsequent transfers, all Senior Notes deposited with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of the Senior Notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Senior Notes. DTC’s records reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. will consent or vote with respect to the Senior Notes. Under its usual procedures, DTC mails an Omnibus Proxy to MetLife, Inc. as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts securities are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

Payments on the Senior Notes will be made in immediately available funds to DTC. DTC’s practice is to credit Direct Participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, the Trustee or MetLife, Inc., subject to any statutory or regulatory requirements as may be in effect from time to time. Any payment due to DTC on behalf of Beneficial Owners is MetLife, Inc.’s responsibility or the responsibility of the applicable agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct Participants and Indirect Participants.

If: (i) DTC notifies MetLife, Inc. that it is unwilling or unable to continue to act as securities depositary for the Senior Notes and no successor securities depositary has been appointed pursuant to the Indenture within 90 days after such notice; (ii) DTC ceases to be a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act when the securities depositary is required to be so registered and so notifies MetLife, Inc., and no successor securities depositary has been appointed pursuant to the Indenture within 90 days after such notice; (iii) any Event of Default or default under the Indenture with respect to the Senior Notes has occurred and is continuing; or (iv) the Company in its sole discretion and subject to DTC’s procedures determines that the Senior Notes shall be exchangeable for Senior Notes in definitive registered form; then (x) security certificates may be prepared by MetLife, Inc. with respect to the Senior Notes and delivered to the Trustee and (y) upon surrender of the Global Securities representing the Senior Notes by DTC (or any successor securities depositary), accompanied by registration instructions, MetLife, Inc. will cause security certificates in definitive form representing the Senior Notes to be delivered to Beneficial Owners in accordance with the instructions of DTC (or such successor securities depositary).

Clearstream has advised that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry transfers between their accounts. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Clearstream Participants in the U.S. are limited to securities brokers and dealers and banks and may include the underwriters. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream Participants. Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear has advised that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants (“Euroclear Participants”) through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV under contract with Euroclear plc, a U.K. corporation. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Global Clearance and Settlement Procedures

Secondary market trading between the DTC Participants will occur in the ordinary way in accordance with the DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by DTC in its capacity as U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to DTC to take action to effect final settlement on its behalf by delivering interests in the Senior Notes to or receiving interests in the Senior Notes from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of interests in the Senior Notes received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and will be credited the Business Day following the DTC settlement date. Such credits or any transactions involving interests in such Senior Notes settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such Business Day. Cash received in Clearstream or Euroclear as a result of sales of interests in the Senior Notes by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Senior Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

The information in this section concerning DTC and its book-entry system, Euroclear and Clearstream has been obtained from sources that we believe to be reliable.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain material U.S. federal income tax considerations to U.S. Holders and Non-U.S. Holders (each as defined below) of the purchase, ownership and disposition of the Senior Notes. It is included herein for general information only and does not address all tax considerations that may be relevant to investors in light of their personal investment circumstances or that may be relevant to certain types of investors subject to special rules (for example, financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, real estate investment trusts, retirement plans, persons that are broker-dealers, traders in securities who elect the mark-to-market method of accounting for their securities, accrual method taxpayers that file applicable financial statements as described in Section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Holders that have a functional currency other than the U.S. dollar, certain former U.S. citizens or long-term residents, investors in partnerships or other pass-through entities or persons holding the Senior Notes as part of a “straddle,” “hedge,” “conversion transaction” or other integrated transaction). The discussion set forth below is limited to initial investors who acquire the Senior Notes pursuant to this offering at the public offering price and hold the Senior Notes as capital assets within the meaning of Section 1221 of the Code. In addition, this discussion does not address the effect of federal alternative minimum, Medicare contribution, gift or estate tax laws, or any state, local or foreign tax laws. Furthermore, the discussion below is based upon provisions of the Code, the legislative history thereof, U.S. Treasury regulations thereunder and administrative rulings and judicial decisions thereunder as of the date hereof. Such authorities may be repealed, revoked or modified (including changes in effective dates, and possibly with retroactive effect) so as to result in U.S. federal income tax considerations different from those discussed below.

For purposes of the following discussion, a “U.S. Holder” means a beneficial owner of the Senior Notes that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of source; or

•

a trust, if (a) a court within the United States is able to exercise primary supervision over administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or (b) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust.

For purposes of the following discussion, a “Non-U.S. Holder” means a beneficial owner of the Senior Notes (other than a partnership or an entity or arrangement classified as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.

If a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes owns any of the Senior Notes, the tax treatment of a partner or an equity interest owner of such other entity or arrangement will generally depend upon the status of the person and the activities of the person and the partnership or other entity or arrangement treated as a partnership. Partnerships and other entities or arrangements treated as partnerships for U.S. federal income tax purposes, and partners or other equity interest owners in such entities or arrangements, should consult their own tax advisors.

THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS NOT INTENDED, AND SHOULD NOT BE CONSTRUED, TO BE TAX OR LEGAL ADVICE TO ANY PARTICULAR INVESTOR IN OR HOLDER OF THE SENIOR NOTES. PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF THE U.S. FEDERAL TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX

CONSIDERATIONS ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION OR ANY APPLICABLE TAX TREATIES, AND THE POSSIBLE EFFECT OF CHANGES IN APPLICABLE TAX LAW.

U.S. Holders

Payments of Interest

We expect, and this discussion assumes, that the Senior Notes will not be issued with more than a de minimis amount of original issue discount, if any. As such, payments of stated interest on the Senior Notes generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are received or accrued in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes.

Sale, Redemption or Other Taxable Disposition of the Senior Notes

Upon the sale, redemption or other taxable disposition of the Senior Notes, a U.S. Holder generally will recognize gain or loss equal to the difference between (1) the amount realized on such disposition, and (2) such U.S. Holder’s adjusted tax basis in the Senior Notes. A U.S. Holder’s adjusted tax basis in the Senior Notes generally will equal the amount paid for the Senior Notes less any principal payments received by such U.S. Holder. Gain or loss recognized by a U.S. Holder in respect of the disposition generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the Senior Notes for more than one year at the time of such disposition. A U.S. Holder that is an individual may be entitled to preferential treatment for net long-term capital gains. The ability of a U.S. Holder to offset capital losses against ordinary income is limited. Notwithstanding the foregoing, any amounts realized in connection with a sale, redemption or other taxable disposition of the Senior Notes with respect to accrued interest not previously includible in income will be treated as ordinary interest income.

Information Reporting and Backup Withholding Tax

Payments of interest made by MetLife, Inc. on, or the proceeds of the sale or other disposition of, the Senior Notes will be subject to information reporting to the Internal Revenue Service (the “IRS”) on IRS Form 1099 unless the U.S. Holder is an exempt recipient (such as certain corporations) and may be subject to U.S. federal backup withholding tax, currently at a rate of 24%, if the recipient of the payment fails to supply an accurate taxpayer identification number on IRS Form W-9 or otherwise fails to comply with applicable U.S. information reporting or certification requirements. Backup withholding does not represent an additional income tax. Any amount withheld under the backup withholding rules will be reported on IRS Form 1099, is allowable as a credit against the U.S. Holder’s U.S. federal income tax and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders

Payments of Interest

Subject to the discussion of backup withholding and FATCA (as defined below) withholding below, payments of interest on the Senior Notes to a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax; provided that (1) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of the stock of MetLife, Inc. entitled to vote, (2) the Non-U.S. Holder is not a controlled foreign corporation that is related to MetLife, Inc. through actual or deemed stock ownership, (3) such interest is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (and, if certain tax treaties apply, such interest is not attributable to a permanent establishment maintained within the United States by the Non-U.S. Holder), and (4) the Non-U.S. Holder either (a) completes an IRS Form W-8BEN-E or IRS Form W-8BEN (or other applicable form) and certifies, under penalties of perjury, that it is not a U.S. person as defined under the Code, or (b) holds the Senior Notes through certain foreign intermediaries and the intermediary and the Non-U.S. Holder satisfy the certification or documentation requirements of applicable U.S. Treasury regulations.

If a Non-U.S. Holder cannot satisfy the requirements in the preceding paragraph, payments of interest made to such Non-U.S. Holder will be subject to U.S. federal withholding tax, currently at a rate of 30%, unless such Non-U.S. Holder timely provides the withholding agent with a properly executed (1) IRS Form W-8BEN-E or IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty, or (2) IRS Form W-8ECI (or other applicable form) certifying that interest paid on the Senior Notes is not subject to U.S. federal withholding tax because it is effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the United States. If interest on the Senior Notes is effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the United States (and, if certain tax treaties apply, is attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder), such interest will be subject to U.S. federal income tax on a net income basis at the rate applicable to U.S. persons generally (and, with respect to corporate holders, may also be subject to a branch profits tax). If interest is subject to U.S. federal income tax on a net income basis in accordance with these rules, such payments will not be subject to U.S. federal withholding tax so long as the relevant Non-U.S. Holder timely provides the withholding agent with the appropriate documentation.

Sale, Redemption or Other Taxable Disposition of the Senior Notes

Subject to the discussion of backup withholding and FATCA withholding below, any gain realized by a Non-U.S. Holder on the sale, redemption or other taxable disposition of the Senior Notes generally will not be subject to U.S. federal income tax, unless (1) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States (and, if certain tax treaties apply, is attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder), in which case such gain will be taxed on a net income basis in the same manner as interest that is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and in the case of a Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to the branch profits tax as described above), or (2) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied, in which case the Non-U.S. Holder will be subject to tax, currently at a rate of 30%, on the excess, if any, of such gain plus all other U.S. source capital gains recognized by the Non-U.S. Holder during the same taxable year over the Non-U.S. Holder’s U.S. source capital losses recognized during such taxable year (except as provided by an applicable income tax treaty).

Information Reporting and Backup Withholding Tax

Generally, the amount of interest paid on the Senior Notes and the amount of tax, if any, withheld with respect to those payments must be reported to the IRS and to Non-U.S. Holders. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty or tax information exchange agreement.

In general, a Non-U.S. Holder will not be subject to backup withholding with respect to interest payments on the Senior Notes provided that the payor does not have actual knowledge or reason to know that the Non-U.S. Holder is a U.S. person as defined under the Code, and such Non-U.S. Holder has provided the certification described above under the heading “Non-U.S. Holders — Payments of Interest.”

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale (including retirement or redemption) of the Senior Notes within the United States or conducted through certain United States-related persons, unless the Non-U.S. Holder certifies under penalty of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such Non-U.S. Holder is a U.S. person as defined under the Code) or another exemption is otherwise established.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability provided the required information is furnished in a timely manner to the IRS.

Foreign Account Tax Compliance Act Withholding

Pursuant to Sections 1471 through 1474 of the Code and related U.S. Treasury guidance (“FATCA”), holders of the Senior Notes may be subject to U.S. withholding tax at the rate of 30% on payments of interest received by non-U.S. financial institutions and certain non-U.S. non-financial entities (including, in some instances, where such an institution or entity is acting as an intermediary) unless, in each case, such institutions and entities satisfy certain reporting and compliance requirements. Prospective holders of the Senior Notes are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the Senior Notes.

Under proposed Treasury regulations, gross proceeds on the disposition of Senior Notes are not subject to FATCA withholding. In its preamble to such proposed Treasury regulations, the IRS has stated that taxpayers may generally rely on the proposed Treasury regulation until final Treasury regulations are issued.

MetLife, Inc. will not pay any additional amounts in respect of FATCA withholding, so if this withholding applies, holders of the Senior Notes will receive significantly less than the amount that they would have otherwise received with respect to such Senior Notes. Depending on a holder’s circumstances, a holder may be entitled to a refund or credit in respect of some or all of this withholding. However, even if a holder is entitled to have any such withholding refunded, the required procedures could be cumbersome and significantly delay the holder’s receipt of any withheld amounts. You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

UNDERWRITING

Subject to the terms and conditions of the Underwriting Agreement, dated July    , 2022 (the “Underwriting Agreement”), and the Pricing Agreement, dated July    , 2022, MetLife, Inc. has agreed to sell to each of the underwriters named below, severally, and each of the underwriters has severally agreed to purchase, the principal amount of the Senior Notes set forth opposite its name below. BofA Securities, Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC will act as bookrunners for the offering and are the representatives of the underwriters.

Principal Amount of Senior Notes
Underwriters
BofA Securities, Inc.	$
Citigroup Global Markets Inc.	$
Credit Suisse Securities (USA) LLC	$
Goldman Sachs & Co. LLC	$
J.P. Morgan Securities LLC	$

Total	$

The Underwriting Agreement provides that the obligations of the several underwriters to purchase the Senior Notes offered hereby are subject to approval of certain legal matters by counsel and to certain other conditions. The underwriters are committed to take and pay for all of the Senior Notes being offered, if any Senior Notes are taken. In the event of default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of the non-defaulting underwriters may be increased, or the Underwriting Agreement may be terminated.

The underwriters initially propose to offer the Senior Notes to the public at the relevant initial public offering prices set forth on the cover page of this prospectus supplement. The offering of the Senior Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. Any Senior Notes sold by the underwriters to securities dealers may be sold at a discount of up to    % of the principal amount of the Senior Notes from the initial public offering price. Any such securities dealers may resell any Senior Notes purchased from the underwriters to certain other brokers or dealers at a discount of up to    % of the principal amount of the Senior Notes from the initial public offering price. After the initial offering of the Senior Notes to the public, the offering price and the other selling terms may be varied from time to time.

The Senior Notes are a new issue of securities with no established trading market and will not be listed on any national securities exchange. The underwriters have advised us that they intend to make a market for the Senior Notes, but they have no obligation to do so and may discontinue market making at any time without providing any notice. No assurance can be given as to the liquidity of any trading market for the Senior Notes.

In addition to the underwriting discount, MetLife, Inc. estimates that its expenses for the offering of the Senior Notes will be approximately $                .

MetLife, Inc. has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.

In connection with the offering, the representatives may engage in transactions that stabilize, maintain or otherwise affect the price of the Senior Notes. Specifically, the representatives may overallot in connection with the offering, creating a syndicate short position. In addition, the representatives may bid for, and purchase, Senior Notes in the open market to cover syndicate short positions or to stabilize the price of the Senior Notes. Finally, the representatives may reclaim selling concessions allowed for distributing the Senior Notes in the offering, if the representatives repurchase previously distributed Senior Notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Senior Notes above independent market levels. The representatives are not required to engage in any of these activities, may end any of them at any time, and must bring them to an end after a limited period.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. In the ordinary course of their respective businesses, the underwriters and their affiliates have engaged, and may in the future engage, in commercial, investment or retail banking transactions with us and our affiliates for which they have in the past received, and may in the future receive, customary fees and commissions for these transactions. Certain of the underwriters or their affiliates are lenders under MetLife’s credit agreements.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investment and securities activities may involve securities and/or instruments of MetLife, Inc. or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Senior Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Senior Notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Offering Restrictions

European Economic Area

In relation to each member state of the European Economic Area (“EEA”), no Senior Notes, which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus have been offered, sold or otherwise made available or will be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)

a customer within the meaning of the Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”); and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Senior Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Senior Notes.

United Kingdom

No Senior Notes, which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus have been offered, sold or otherwise made available or will be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or

(ii)

a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii)	not a qualified investor as defined in the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”); and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Senior Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Senior Notes.

Each underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Senior Notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus in circumstances in which Section 21(1) of the FSMA does not apply to MetLife, Inc.; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Senior Notes in, from or otherwise involving the UK.

(c)

This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at (i) persons outside the UK, or (ii) in the UK, persons (A) who are “qualified investors” (as defined in the UK Prospectus Regulation), (B) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), (C) who are high net worth entities falling within Article 49(2)(a) to (D) of the Order, or

(d)

other persons to whom it may lawfully be communicated (all such persons together being referred to as “relevant persons”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the UK. This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the UK by persons who are not relevant persons. In the UK, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate are only available to, and will be engaged in with, relevant persons only.

Canada

The Senior Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Senior Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The Senior Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Senior Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Senior Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The Senior Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended; the “Financial Instruments and Exchange Act”) and each underwriter has agreed that it will not offer or sell any Senior Notes, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore (as modified and amended from time to time, the “SFA”). Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Senior Notes may not be circulated or distributed, nor may the Senior Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 of Singapore or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Senior Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)

a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole whole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable within six months after that corporation or that trust has acquired the Senior Notes pursuant to an offer made under Section 275 of the SFA except:

(i)

to an institutional investor or to a relevant person (as defined in Section 275(2) of the SFA) or to any person arising from an offer referred to in Section 275(1A), or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

By accepting this prospectus supplement, the recipient hereof represents and warrants that he is entitled to receive it in accordance with the restrictions set forth above and agrees to be bound by limitations contained herein. Any failure to comply with these limitations may constitute a violation of law. SFA Product Classification — Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, MetLife, Inc. has determined, and hereby notifies all persons (including all relevant persons as defined in Section 309A of the SFA), that the Senior Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the Senior Notes. The Senior Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Senior Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Senior Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the Senior Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Taiwan

The Senior Notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that requires registration with or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, distribute, give advice regarding or otherwise intermediate the offering and sale of the Senior Notes in Taiwan or the provision of information relating to this prospectus supplement.

By accepting this prospectus supplement and the accompanying prospectus or by subscribing to the Senior Notes, investors are deemed to have acknowledged and agreed to abide by these restrictions.

LEGAL OPINIONS

Certain legal matters will be passed upon for MetLife, Inc. by Anthony Lukaszewski, Vice President & Associate General Counsel of MetLife Group, Inc., an affiliate of MetLife, Inc. Anthony Lukaszewski is paid a salary by an affiliate of MetLife, Inc., is a participant in various employee benefit plans offered by MetLife, Inc. and its affiliates to employees generally, is paid equity-based compensation in accordance with MetLife’s compensation programs and owns MetLife, Inc. common stock. Certain legal matters, including the validity of the Senior Notes, will be passed upon by Willkie Farr & Gallagher LLP, New York, New York. Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York is acting as counsel to the underwriters. Skadden, Arps, Slate, Meagher & Flom LLP has in the past provided, and continues to provide, legal services to MetLife. Willkie Farr & Gallagher LLP and Skadden, Arps, Slate, Meagher & Flom LLP each maintain various group insurance policies with Metropolitan Life Insurance Company.

EXPERTS

The financial statements of MetLife, Inc., incorporated in this prospectus supplement by reference to MetLife, Inc.’s annual report on Form 10-K for the year ended December 31, 2021, and the effectiveness of MetLife, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements and financial statement schedules are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

PROSPECTUS

METLIFE, INC.

Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Warrants

Purchase Contracts

Units

MetLife, Inc. may offer these securities, or any combination thereof, from time to time in amounts, at prices and on other terms to be determined at the time of the offering. MetLife, Inc. will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

MetLife, Inc. may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

MetLife, Inc.’s common stock is listed on the New York Stock Exchange under the trading symbol “MET.” Unless otherwise stated in this prospectus or an accompanying prospectus supplement, none of these securities will be listed on a securities exchange, other than MetLife, Inc.’s common stock.

MetLife, Inc. or any of its affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices, as determined from time to time.

Investing in MetLife, Inc.’s securities involves risks. See “Risk Factors” on page 1 of this prospectus.

None of the Securities and Exchange Commission, any state securities commission, the New York Superintendent of Financial Services or any other regulatory body has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. They have not made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 18, 2019

i

ABOUT THIS PROSPECTUS

Unless otherwise stated or the context otherwise requires, references in this prospectus to “MetLife,” “we,” “our,” “us,” or “the Company” refer to MetLife, Inc., a Delaware corporation incorporated in 1999, together with its subsidiaries and affiliates, while references to “MetLife, Inc.” refer only to the holding company on an unconsolidated basis.

This prospectus is part of a registration statement that MetLife, Inc. filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, MetLife, Inc. may, from time to time, sell any combination of debt securities, preferred stock, depositary shares, common stock, warrants, purchase contracts and units in one or more offerings in one or more currencies, currency units or composite currencies. This prospectus provides you with a general description of the securities MetLife, Inc. may offer. Each time that securities are sold, a prospectus supplement that will contain specific information about the terms of that offering will be provided. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely on the information contained or incorporated by reference in this prospectus. MetLife, Inc. has not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. MetLife, Inc. is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information in this prospectus is accurate as of the date of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

RISK FACTORS

Investing in MetLife, Inc.’s securities involves risks. We urge you to carefully consider the risk factors described in our filings with the SEC that are incorporated by reference in this prospectus and in any prospectus supplement, pricing supplement or free writing prospectus used in connection with an offering of our securities, as well as the information relating to us identified herein in “Special Note Regarding Forward-Looking Statements,” before making an investment decision.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the accompanying prospectus supplement may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words and terms such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” and other words and terms of similar meaning, or are tied to future periods, in connection with a discussion of future performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Many factors will be important in determining the results of MetLife, Inc., its subsidiaries and affiliates. Forward-looking statements are based on our assumptions and current expectations, which may be inaccurate, and on the current economic environment, which may change. These statements are not guarantees of future performance. They involve a number of risks and uncertainties that are difficult to predict. Results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the SEC. These factors include: (1) difficult economic conditions, including risks relating to interest rates, credit spreads, equity, real estate, obligors and counterparties, currency exchange rates, derivatives, and terrorism and security; (2) adverse global capital and credit market conditions, which may affect our ability to meet liquidity needs and access capital, including through our credit facilities; (3) downgrades in our claims paying ability, financial strength or credit ratings; (4) availability and effectiveness of reinsurance, hedging or indemnification arrangements; (5) increasing cost and limited market capacity for statutory life insurance reserve financings; (6) the impact on us of changes to and implementation of the wide variety of laws and regulations to which we are subject; (7) regulatory, legislative or tax changes relating to our operations that may affect the cost of, or demand for, our products or services; (8) adverse results or other consequences from litigation, arbitration or regulatory investigations; (9) legal, regulatory and other restrictions affecting MetLife, Inc.’s ability to pay dividends and repurchase common stock; (10) MetLife, Inc.’s primary reliance, as a holding company, on dividends from subsidiaries to meet free cash flow targets and debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (11) investment losses, defaults and volatility; (12) potential liquidity and other risks resulting from our participation in a securities lending program and other transactions; (13) changes to investment valuations, allowances and impairments taken on investments, and methodologies, estimates and assumptions; (14) differences between actual claims experience and underwriting and reserving assumptions; (15) political, legal, operational, economic and other risks relating to our global operations; (16) competitive pressures, including with respect to pricing, entry of new competitors, consolidation of distributors, the development of new products by new and existing competitors, and for personnel; (17) the impact of technological changes on our businesses; (18) catastrophe losses; (19) a deterioration in the experience of the closed block established in connection with the reorganization of Metropolitan Life Insurance Company; (20) impairment of goodwill or other long-lived assets, or the establishment of a valuation allowance against our deferred income tax asset; (21) changes in assumptions related to deferred policy acquisition costs, deferred sales inducements or value of business acquired; (22) exposure to losses related to guarantees in certain products; (23) ineffectiveness of risk management policies and procedures or models; (24) a failure in our cybersecurity systems or other information security systems or our disaster recovery plans; (25) any failure to protect the confidentiality of client information; (26) changes in accounting standards; (27) our associates taking excessive risks; (28) difficulties in marketing and distributing products through our distribution channels; (29) increased expenses relating to pension and other postretirement benefit plans; (30) inability to protect our intellectual property rights or claims of infringement of others’ intellectual property rights; (31) difficulties, unforeseen liabilities, asset impairments, or rating agency actions arising from business acquisitions and dispositions, joint ventures, or other legal entity reorganizations; (32) unanticipated or adverse developments that could adversely affect our expected operational or other benefits from the separation of Brighthouse Financial, Inc. and its subsidiaries; (33) the possibility that MetLife, Inc.’s Board of Directors may influence the outcome of stockholder votes through the voting provisions of the MetLife Policyholder Trust; (34) provisions of laws and our incorporation documents that may delay, deter or prevent takeovers and corporate combinations involving MetLife; and (35) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the SEC.

MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.

NOTE REGARDING RELIANCE ON STATEMENTS IN OUR CONTRACTS

In reviewing the agreements included as exhibits to any of the documents incorporated by reference into this prospectus and any prospectus supplement, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about MetLife, Inc., its subsidiaries or affiliates, or the other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about MetLife, Inc. and its subsidiaries and affiliates may be found elsewhere in this prospectus and the accompanying prospectus supplement, as well as MetLife, Inc.’s other public filings, which are available without charge through the SEC website at www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

MetLife, Inc. files reports, proxy statements and other information with the SEC. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including MetLife, Inc. MetLife, Inc.’s common stock is listed and traded on the New York Stock Exchange under the symbol “MET.” These reports, proxy statements and other information can also be read at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

The SEC allows “incorporation by reference” into this prospectus of information that MetLife, Inc. files with the SEC. This permits MetLife, Inc. to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus, and any information filed with the SEC subsequent to the date of this prospectus will automatically be deemed to update and supersede this information. Information furnished under Item 2.02 and Item 7.01 of MetLife, Inc.’s Current Reports on Form 8-K is not incorporated by reference in this registration statement and prospectus. MetLife, Inc. incorporates by reference the following documents which have been filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2018 (the “2018 Annual Report”);

•

Quarterly Reports on Form  10-Q for the quarters ended March 31, 2019 (the “First Quarter Form 10-Q”), June 30, 2019 (the “Second Quarter Form 10-Q”) and September 30, 2019 (the “Third Quarter Form 10-Q”);

•	Registration Statement on Form 8-A, dated March 31, 2000, relating to registration of shares of MetLife, Inc.’s common stock;

•	The portions of MetLife, Inc.’s Definitive Proxy Statement filed on April 25, 2019 for MetLife, Inc.’s Annual Meeting of Stockholders incorporated by reference into the 2018 Annual Report; and

•

Current Reports on Form 8-K filed on January  8, 2019, February  15, 2019, February  19, 2019 (only with respect to the Item 8.01 and 9.01 information), March 5, 2019, March  6, 2019, May  15, 2019, May 21, 2019, May 23, 2019, May  24, 2019 (only with respect to the Item 8.01 and 9.01 information), June  18, 2019, June  19, 2019, July  31, 2019 (only with respect to the Item 8.01 and 9.01 information), August 13, 2019 (only with respect to the Item 8.01 and 9.01 information), August 15, 2019, August  26, 2019 and November 15, 2019.

MetLife, Inc. incorporates by reference the documents listed above and any future filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than information furnished under Item 2.02 or Item 7.01 of MetLife, Inc.’s Current Reports on Form 8-K, until MetLife, Inc. files a post-effective amendment which indicates the termination or completion of the offering of the securities made by this prospectus. Any such reports filed by MetLife, Inc. with the SEC, other than information furnished under Item 2.02 or Item 7.01 of MetLife, Inc.’s Current Reports on Form 8-K, on or after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated or completed will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

MetLife, Inc. will provide without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, other than exhibits to those documents, unless those exhibits are specifically incorporated by reference into those documents. Requests should be directed to Investor Relations, MetLife, Inc., 200 Park Avenue, New York, New York 10166 by electronic mail (metir@metlife.com), or by telephone (212-578-9500). You may also obtain the documents incorporated by reference into this prospectus at MetLife’s website, www.metlife.com. All other information contained on MetLife’s website is not a part of this prospectus, and any references to MetLife’s website are intended to be inactive textual references only.

METLIFE, INC.

MetLife is one of the world’s leading financial services companies, providing insurance, annuities, employee benefits and asset management. MetLife holds leading market positions in the United States, Japan, Latin America, Asia, Europe and the Middle East.

MetLife is also one of the largest institutional investors in the United States with a $491.3 billion general account portfolio invested primarily in investment grade corporate bonds, structured finance securities, mortgage loans and U.S. Treasury and agency securities, as well as real estate and corporate equity, at September 30, 2019.

MetLife’s well-recognized brand, leading market positions, competitive and innovative product offerings and financial strength and expertise should help drive future growth and enhance shareholder value, building on a long history of fairness, honesty and integrity. MetLife continues to pursue its refreshed enterprise strategy, focusing on transforming the Company to become more digital, driving efficiencies and innovation to achieve competitive advantage, and simplified, decreasing the costs and risks associated with MetLife’s highly complex industry to customers and shareholders.

MetLife is organized into five segments: U.S.; Asia; Latin America; Europe, the Middle East and Africa; and MetLife Holdings. In addition, the Company reports certain of its results of operations in Corporate & Other. See “Business — Segments and Corporate & Other” and Note 2 of the Notes to the Consolidated Financial Statements in the 2018 Annual Report incorporated by reference herein and Note 2 of the Notes to the Interim Condensed Consolidated Financial Statements in the First, Second and Third Quarter Forms 10-Q incorporated by reference herein for further information on MetLife’s segments and Corporate & Other. Management continues to evaluate the Company’s segment performance and allocated resources and may adjust related measurements in the future to better reflect segment profitability.

MetLife, Inc. is a holding company for its insurance and financial subsidiaries and does not have any significant operations of its own. Dividends from its subsidiaries and permitted payments to it under its tax sharing arrangements with its subsidiaries are its principal sources of cash to meet its obligations and to pay preferred and common stock dividends. MetLife, Inc.’s insurance subsidiaries are subject to regulatory restrictions on the payment of dividends imposed by the regulators of their respective domiciles. The dividend limitation for U.S. insurance subsidiaries is based on the surplus to policyholders at the end of the immediately preceding calendar year and statutory net gain from operations of the immediately preceding calendar year. Statutory accounting practices, as prescribed by insurance regulators of various states in which we conduct business, differ in certain respects from accounting principles used in financial statements prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The significant differences relate to the treatment of deferred policy acquisition costs, certain deferred income tax, required investment liabilities, statutory, reserve calculation assumptions, goodwill and surplus notes.

MetLife, Inc. is incorporated under the laws of the State of Delaware. MetLife, Inc.’s principal executive offices are located at 200 Park Avenue, New York, New York 10166-0188, its telephone number is 212-578-9500 and its internet address is www.metlife.com. Information contained on MetLife’s website does not constitute part of this prospectus. This website address is an inactive textual reference and is not intended to be an actual link to the website.

USE OF PROCEEDS

We may use the proceeds of securities sold or re-sold under this registration statement for, among other things, general corporate purposes. The prospectus supplement for each offering of securities will specify the intended use of the proceeds of that offering.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the debt securities, preferred stock, depositary shares, common stock, warrants, purchase contracts and units that MetLife, Inc. may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, this prospectus and the applicable prospectus supplement together contain the material terms of the securities being offered.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that MetLife, Inc. may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities.

Unless the applicable prospectus supplement states otherwise, senior debt securities will be issued under the Senior Indenture, dated as of November 9, 2001 (the “Senior Indenture”), between MetLife, Inc. and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A.)), as trustee, and subordinated debt securities will be issued under the Subordinated Indenture, dated as of June 21, 2005 (the “Subordinated Indenture”), between MetLife, Inc. and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association), as trustee. This prospectus sometimes refers to the Senior Indenture and the Subordinated Indenture collectively as the “Indentures.”

The Senior Indenture and the Subordinated Indenture are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures and the debt securities, including the definitions therein of certain terms.

General

The debt securities will be direct unsecured obligations of MetLife, Inc. The senior debt securities will rank equally with all of MetLife, Inc.’s other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of MetLife, Inc.’s present and future senior indebtedness.

Because MetLife, Inc. is principally a holding company, its right to participate in any distribution of assets of any subsidiary, including Metropolitan Life Insurance Company, upon the subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent MetLife, Inc. may be recognized as a creditor of that subsidiary. Accordingly, MetLife, Inc.’s obligations under the debt securities will be effectively subordinated to all existing and future indebtedness and liabilities of its subsidiaries, including liabilities under contracts of insurance and annuities written by MetLife, Inc.’s insurance subsidiaries, and holders of debt securities should look only to MetLife, Inc.’s assets for payment thereunder.

The Indentures do not limit the aggregate principal amount of debt securities that MetLife, Inc. may issue and provide that MetLife, Inc. may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. MetLife, Inc. may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture. None of the Indentures limit our ability to incur other debt.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of debt securities and whether they are subordinated debt securities or senior debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the price or prices at which MetLife, Inc. will sell the debt securities;

•	the maturity date or dates of the debt securities;

•	the rate or rates of interest, if any, which may be fixed or variable, per annum at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue, the dates on which interest will be payable, or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

•

whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which MetLife, Inc. will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable;

•

if MetLife, Inc. possesses the option to do so, the periods within which and the prices at which MetLife, Inc. may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•

MetLife, Inc.’s obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which MetLife, Inc. will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

•

the portion, or methods of determining the portion, of the principal amount of the debt securities which MetLife, Inc. must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

•

the currency, currencies or currency unit in which MetLife, Inc. will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not U.S. dollars and the manner of determining the equivalent thereof in U.S. dollars;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•

any deletions from, modifications of or additions to the Events of Default or MetLife, Inc.’s covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable Indenture;

•	the application, if any, of the terms of the Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

•

the terms, if any, upon which the holders may or are required to convert or exchange such debt securities into or for MetLife, Inc.’s common stock or other securities or property or into securities of a third party, including conversion price (which may be adjusted), the method of calculating the conversion price, or the conversion period;

•

whether any of the debt securities will be issued in global or certificated form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

•	the depositary for global or certificated debt securities;

•	if applicable, a discussion of certain material U.S. federal income tax considerations applicable to specific debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities; and

•	any other terms of the debt securities not inconsistent with the provisions of the Indentures, as amended or supplemented.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued in fully registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of MetLife, Inc.’s Senior Indebtedness (as described below).

For purposes of subordinated debt securities, “Senior Indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the Subordinated Indenture or thereafter incurred or created:

•

the principal of (and premium, if any) and interest in respect of indebtedness of MetLife, Inc. for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by MetLife, Inc.;

•	all capital lease obligations of MetLife, Inc.;

•

all obligations of MetLife, Inc. issued or assumed as the deferred purchase price of property, all conditional sale obligations of MetLife, Inc. and all obligations of MetLife, Inc. under any title retention agreement (but excluding trade accounts payable in the ordinary course of business);

•	all obligations of MetLife, Inc. for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•

all obligations of MetLife, Inc. in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	all obligations of the types referred to above of other persons for the payment of which MetLife, Inc. is responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of MetLife, Inc. (whether or not such obligation is assumed by MetLife, Inc.).

Senior Indebtedness does not include:

•	indebtedness or monetary obligations to trade creditors created or assumed by MetLife, Inc. in the ordinary course of business in connection with the obtaining of materials or services;

•	indebtedness that is, by its terms, subordinated to, or ranks equal with, the subordinated debt securities; and

•

any indebtedness of MetLife, Inc. to its affiliates (including all debt securities and guarantees in respect of those debt securities issued to any trust, partnership or other entity affiliated with MetLife, Inc. that is a financing vehicle of MetLife, Inc. in connection with the issuance by such financing entity of preferred securities or other securities guaranteed by MetLife, Inc.) unless otherwise expressly provided in the terms of any such indebtedness.

At September 30, 2019 and December 31, 2018, Senior Indebtedness aggregated approximately $12.4 billion and $11.8 billion, respectively. The amount of Senior Indebtedness which MetLife, Inc. may issue is subject to limitations imposed by its board of directors.

Senior Indebtedness will continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

Unless otherwise noted in the accompanying prospectus supplement, if MetLife, Inc. defaults in the payment of any principal of (or premium, if any) or interest on any Senior Indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, MetLife, Inc. will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, MetLife, Inc. will pay in full all Senior Indebtedness before it makes any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

•	any dissolution or winding-up or liquidation or reorganization of MetLife, Inc., whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

•	any general assignment by MetLife, Inc. for the benefit of creditors; or

•	any other marshaling of MetLife, Inc.’s assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the Subordinated Indenture and before all the

Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full.

None of the Indentures limit the issuance of additional Senior Indebtedness.

Restrictive Covenants

Unless an accompanying prospectus supplement states otherwise, the following restrictive covenants will apply to each series of senior debt securities:

Limitation on Liens. So long as any senior debt securities are outstanding, neither MetLife, Inc. nor any of its subsidiaries will create, assume, incur or guarantee any debt which is secured by any mortgage, pledge, lien, security interest or other encumbrance on any capital stock of:

•	Metropolitan Life Insurance Company;

•	any successor to substantially all of the business of Metropolitan Life Insurance Company which is also a subsidiary of MetLife, Inc.; or

•	any corporation (other than MetLife, Inc.) having direct or indirect control of Metropolitan Life Insurance Company or any such successor.

However, this restriction will not apply if the debt securities then outstanding are secured at least equally and ratably with the otherwise prohibited secured debt so long as it is outstanding.

Limitations on Dispositions of Stock of Certain Subsidiaries. So long as any senior debt securities are outstanding and subject to the provisions of the Senior Indenture regarding mergers, consolidations and sales of assets, neither MetLife, Inc. nor any of its subsidiaries will sell or otherwise dispose of any shares of capital stock (other than preferred stock having no voting rights of any kind) of:

•	Metropolitan Life Insurance Company;

•	any successor to substantially all of the business of Metropolitan Life Insurance Company which is also a subsidiary of MetLife, Inc.; or

•	any corporation (other than MetLife, Inc.) having direct or indirect control of Metropolitan Life Insurance Company or any such successor;

except for, in each case:

•	a sale or other disposition of any of such stock to a wholly-owned subsidiary of MetLife, Inc. or of such subsidiary; or

•

a sale or other disposition of all of such stock for at least fair value (as determined by MetLife, Inc.’s board of directors acting in good faith); or a sale or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at MetLife, Inc.’s request or the request of any of MetLife, Inc.’s subsidiaries.

Limitations on Consolidation, Merger, Sale of Assets and Other Transactions. (i) MetLife, Inc. may not merge with or into or consolidate with another corporation or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to, any other corporation other than a direct or indirect wholly-owned subsidiary of MetLife, Inc. and (ii) no corporation may merge with or into or consolidate with MetLife, Inc. or, except for any direct or indirect wholly-owned subsidiary of MetLife, Inc., sell, assign, transfer, lease or convey all or substantially all of its properties and assets to MetLife, Inc., unless:

•

MetLife, Inc. is the surviving corporation or the corporation formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than MetLife, Inc., has expressly assumed by supplemental indenture all the obligations of MetLife, Inc. under the debt securities and the Indentures;

•	immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing; and

•	MetLife, Inc. delivers to the trustee an officers’ certificate and an opinion of counsel, each stating that the supplemental indenture complies with the applicable Indenture.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following will constitute “Events of Default” under the Indentures with respect to each series of debt securities:

•	MetLife, Inc.’s failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

•

MetLife, Inc.’s failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

•	MetLife, Inc.’s failure to observe or perform any other of its covenants or agreements with respect to such series for 90 days after MetLife, Inc. receives notice of such failure;

•

certain defaults with respect to MetLife, Inc.’s debt which result in a principal amount in excess of $100,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable (other than the debt securities or non-recourse debt); and

•	certain events of bankruptcy, insolvency or reorganization of MetLife, Inc.

If an Event of Default with respect to any debt securities of any series outstanding under either of the Indentures shall occur and be continuing, the trustee under such Indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable Indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount debt securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount debt securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either Indenture with respect to debt securities of any series, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such Indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series, or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

The trustee is required, within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest, or in the payment of any sinking fund installment, on any debt securities of such series, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the applicable Indenture at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series under the applicable Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

No holder of a debt security of any series may institute any action against MetLife, Inc. under either of the Indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of an Event of Default and of the continuance thereof with respect to the debt securities of such series specifying an Event of Default, as required under the applicable Indenture, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such Indenture shall have requested the trustee to institute such action and offered to the trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, and (iii) the trustee shall not have instituted such action within 60 days of such request.

MetLife, Inc. is required to furnish annually to the trustee statements as to MetLife, Inc.’s compliance with all conditions and covenants under each Indenture.

Discharge, Defeasance and Covenant Defeasance

If indicated in the applicable prospectus supplement, MetLife, Inc. may discharge or defease its obligations under each Indenture as set forth below.

MetLife, Inc. may discharge certain obligations to holders of any series of debt securities issued under either the Senior Indenture or the Subordinated Indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations (as defined in the applicable Indenture), as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of (and premium, if any) and interest on such debt securities.

If indicated in the applicable prospectus supplement, MetLife, Inc. may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant Indenture) (“defeasance”) or (ii) to be released from its obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant trustee, in trust for such purpose, of money and/or government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, MetLife, Inc. must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the relevant Indenture. In addition, in the case of either defeasance or covenant defeasance, MetLife, Inc. shall have delivered to the trustee (i) an officers’ certificate to the effect that the relevant debt securities exchange(s) have informed it that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit, and (ii) an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

MetLife, Inc. may exercise its defeasance option with respect to such debt securities notwithstanding its prior exercise of its covenant defeasance option.

Modification and Waiver

Under the Indentures, MetLife, Inc. and the applicable trustee may supplement the Indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. MetLife, Inc. and the applicable trustee may also modify the Indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the Indenture. However, the Indentures require the consent of each holder of debt securities that would be affected by any modification which would:

•

extend the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

•	reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

•	change the currency in which any debt security or any premium or interest is payable;

•	impair the right to enforce any payment on or with respect to any debt security;

•	adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, any debt security (if applicable);

•

reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Indentures or for waiver of compliance with certain provisions of the Indentures or for waiver of certain defaults;

•	reduce the requirements contained in the Indentures for quorum or voting; or

•	modify any of the above provisions.

Each Indenture permits the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under such Indenture which is affected by the modification or amendment to waive MetLife, Inc.’s compliance with certain covenants contained in such Indenture.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as MetLife, Inc. may designate for such purpose from time to time. Notwithstanding the foregoing, at MetLife, Inc.’s option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by MetLife, Inc. and located in the Borough of Manhattan, The City of New York, will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by MetLife, Inc. for the debt securities of a particular series will be named in the applicable prospectus supplement. MetLife, Inc. may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that MetLife, Inc. will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by MetLife, Inc. to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to MetLife, Inc. upon request, and the holder of such debt security thereafter may look only to MetLife, Inc. for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company (“DTC”). In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name in limited circumstances, as described in an applicable prospectus supplement.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by MetLife, Inc. under the Indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The Indentures and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

Relationship with the Trustees

The trustee under (i) the Senior Indenture is The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A.)) and (ii) the Subordinated Indenture is The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association). MetLife, Inc. and its subsidiaries maintain ordinary banking and trust relationships with a number of banks and trust companies, including the trustee under the Indentures.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for securities described in this prospectus. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at MetLife, Inc.’s option. These provisions may allow or require the number of shares of MetLife, Inc.’s common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF CAPITAL STOCK

MetLife, Inc.’s authorized capital stock consists of:

•	200,000,000 shares of preferred stock, par value $0.01 per share, of which 26,032,200 shares were issued and outstanding as of October 31, 2019:

•	27,600,000 shares of Floating Rate Non-Cumulative Preferred Stock, Series A (the “Series A Preferred Stock”), of which 24,000,000 shares were issued and outstanding as of October 31, 2019;

•	1,500,000 shares of 5.25% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series C (the “Series C Preferred Stock”) of which 1,500,000 shares were issued and outstanding as of October 31, 2019;

•	500,000 shares of 5.875% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series D (the “Series D Preferred Stock”) of which 500,000 shares were issued and outstanding as of October 31, 2019;

•	32,200 shares of 5.625% Non-Cumulative Preferred Stock, Series E (the “Series E Preferred Stock”) of which 32,200 shares were issued and outstanding as of October 31, 2019;

•	10,000,000 shares of Series A Junior Participating Preferred Stock, par value $0.01 per share, of which no shares were issued or outstanding as of the date of this prospectus; and

•

3,000,000,000 shares of common stock, par value $0.01 per share, of which 919,631,257 shares were outstanding as of October 31, 2019. The remaining shares of authorized and unissued common stock will be available for future issuance without additional stockholder approval.

Common Stock

Dividends. The holders of common stock, after any preferences of holders of any preferred stock, are entitled to receive dividends as determined by MetLife, Inc.’s board of directors. The declaration and payment of common stock dividends will also depend on MetLife, Inc.’s financial condition, results of operations, cash requirements, future prospects, regulatory restrictions on the payment of dividends by MetLife, Inc.’s insurance subsidiaries and other factors deemed relevant by MetLife, Inc.’s board of directors. There is no requirement or assurance that MetLife, Inc. will declare and pay any dividends. The certificates of designation for the Series A Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock (the “Preferred Stock”) all prohibit the declaration or payment of dividends or distributions on common stock if dividends are not paid on the Preferred Stock, and the certificate of designations for the Series A Preferred Stock further prohibits the payment of dividends on the Series A Preferred Stock under certain circumstances. In addition, (i) MetLife, Inc.’s 6.40% Fixed-to-Floating Rate Junior Subordinated Debentures due 2066 (the “6.40% JSDs due 2066”), (ii) MetLife, Inc.’s 10.75% Fixed-to-Floating Rate Junior Subordinated Debentures due 2069 (the “10.75% JSDs due 2069”), (iii) upon an exchange of the 7.875% Fixed-to-Floating Rate Exchangeable Surplus Trust Securities of MetLife Capital Trust IV, the related 7.875% Fixed-to-Floating Rate Junior Subordinated Debentures due 2067 of MetLife, Inc. (the “7.875% JSDs due 2067”), and (iv) the 9.250% Fixed-to-Floating Rate Junior Subordinated Debentures due 2068 of MetLife, Inc. (the “9.25% JSDs due 2068”), all prohibit the declaration or payment of dividends or distributions on common stock under certain circumstances if interest is not paid in full on such securities, whether because of a mandatory or optional payment deferral, subject to certain exceptions.

Voting Rights. The holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote and do not have any cumulative voting rights.

Liquidation and Dissolution. In the event of MetLife, Inc.’s liquidation, dissolution or winding-up, the holders of common stock are entitled to share equally and ratably in MetLife, Inc.’s assets, if any, remaining after the payment of all of MetLife, Inc.’s liabilities and the liquidation preference of any outstanding class or series of preferred stock.

Other Rights. The holders of common stock have no preemptive, conversion, redemption or sinking fund rights. The holders of shares of MetLife, Inc.’s common stock are not required to make additional capital contributions.

Transfer Agent and Registrar. The transfer agent and registrar for MetLife, Inc.’s common stock is Computershare Inc. (successor in interest to Mellon Investor Services LLC).

Preferred Stock

General. MetLife, Inc.’s board of directors has the authority to issue preferred stock in one or more series and to fix the title and number of shares constituting any such series and the designations, powers, preferences, limitations and relative rights including offering price, any dividend rights (including whether dividends will be cumulative or non-cumulative), dividend rate, voting rights, terms of any redemption, any redemption price or prices, conversion or exchange rights and any liquidation preferences of the shares constituting any series, without any further vote or action by stockholders. The specific terms of the preferred stock will be described in the prospectus supplement.

MetLife, Inc. has authorized 10,000,000 shares of Series A Junior Participating Preferred Stock for issuance in connection with a stockholder rights plan. The stockholder rights plan expired at the close of business on April 4, 2010 and was not renewed.

Voting Rights. The Delaware General Corporation Law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of such preferred stock. The prospectus supplement will describe the voting rights, if any, of the preferred stock.

Conversion or Exchange. The prospectus supplement will describe the terms, if any, on which the preferred stock may be convertible into or exchangeable for securities described in this prospectus. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at MetLife, Inc.’s option. These provisions may set forth the conversion price, the method of determining the conversion price and the conversion period and may allow or require the number of shares of MetLife, Inc.’s common stock or other securities to be received by the holders of preferred stock to be adjusted.

Redemption. The prospectus supplement will describe the obligation, if any, to redeem the preferred stock in whole or in part at the times and at the redemption prices set forth in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, MetLife, Inc. may not purchase or redeem any of the outstanding shares or any series of preferred stock unless full cumulative dividends, if any, have been paid or declared and set apart for payment upon all outstanding shares of any series of preferred stock for all past dividend periods, and unless all of MetLife, Inc.’s matured obligations with respect to all sinking funds, retirement funds or purchase funds for all series of preferred stock then outstanding have been met.

Certain Provisions in MetLife, Inc.’s Amended and Restated Certificate of Incorporation, As Amended (the “Certificate of Incorporation”), and Amended and Restated By-Laws (the “By-Laws”) and in Delaware and New York Law

A number of provisions of MetLife, Inc.’s Certificate of Incorporation and By-Laws deal with matters of corporate governance and rights of stockholders. The following discussion is a general summary of selected provisions of MetLife, Inc.’s Certificate of Incorporation and By-Laws and regulatory provisions that might be deemed to have a potential “anti-takeover” effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by MetLife, Inc.’s board of directors but which individual stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of the incumbent board of directors or management more difficult. Some provisions of the Delaware General Corporation Law and the New York Insurance Law may also have an anti-takeover effect. The following description of selected provisions of MetLife, Inc.’s Certificate of Incorporation and By-Laws and selected provisions of the Delaware General Corporation Law and the New York Insurance Law is necessarily general and reference should be made in each case to MetLife, Inc.’s Certificate of Incorporation and By-Laws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and to the provisions of those laws.

Exercise of Duties by Board of Directors

MetLife, Inc.’s Certificate of Incorporation provides that while the MetLife Policyholder Trust (as described below) is in existence, each MetLife, Inc. director is required, in exercising his or her duties as a director, to take the interests of the trust beneficiaries into account as if they were holders of the shares of common stock held in the trust, except to the extent that any such director determines, based on advice of counsel, that to do so would violate his or her duties as a director under Delaware law.

Restriction on Maximum Number of Directors and Filling of Vacancies on MetLife, Inc.’s Board of Directors

Pursuant to MetLife, Inc.’s By-Laws and subject to the rights of the holders of any class of preferred stock, the number of directors may be fixed from time to time exclusively by resolution adopted by a majority of the entire board of directors, but the board of directors will at no time consist of fewer than three directors. Stockholders may remove a director with or without cause at a meeting of the stockholders by a vote of a majority of the combined voting power of the outstanding stock entitled to vote generally in the election of directors, in which case the vacancy caused by such removal may be filled at such meeting by the stockholders entitled to vote for the election of the director so removed. Any vacancy on the board of directors, including a vacancy resulting from an increase in the number of directors or resulting from a removal where the stockholders have not filled the vacancy, subject to the rights of the holders of any class of preferred stock, may be filled by a majority of the directors then in office, although less than a quorum. These provisions give incumbent directors significant authority that may have the effect of limiting the ability of stockholders to effect a change in management.

Advance Notice Requirements for Nomination of Directors and Presentation of New Business at Meetings of Stockholders; Action by Written Consent

MetLife, Inc.’s By-Laws provide for advance notice and other provisions in respect of stockholder proposals and nominations for director. In addition, pursuant to the provisions of both the Certificate of Incorporation and the By-Laws, stockholder action may not be taken by written consent. Rather, any action taken by the stockholders must be effected at a duly called meeting. The chairman, the chief executive officer or the secretary pursuant to a board resolution or, under some circumstances, the president or a director who also is an officer, may call a special meeting. MetLife, Inc.’s By-Laws also permit stockholders representing ownership of 25% or more of the combined voting power of the outstanding shares of common stock to call a special meeting of the stockholders, provided that the stockholders satisfy the requirements specified in the By-Laws. These provisions make it more difficult for a stockholder to place a proposal or nomination on the meeting agenda and prohibit a stockholder from taking action without a meeting, and therefore may reduce the likelihood that a stockholder will seek to take independent action to replace directors or with respect to other matters that are not supported by management for stockholder vote.

Limitations on Director Liability

MetLife, Inc.’s Certificate of Incorporation contains a provision that is designed to limit the directors’ liability to the extent permitted by the Delaware General Corporation Law and any amendments to that law.

Specifically, directors will not be held liable to MetLife, Inc. or its stockholders for monetary damages for an act or omission in their capacity as a director, except for liability as a result of:

•	a breach of the duty of loyalty to MetLife, Inc. or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	payment of an improper dividend or improper redemption or repurchase of MetLife, Inc.’s stock under Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director received an improper personal benefit.

The principal effect of the limitation on liability provision is that a stockholder is unable to prosecute an action for monetary damages against a director of MetLife, Inc. unless the stockholder can demonstrate one of the specified bases for liability. This provision, however, does not eliminate or limit director liability arising in connection with causes of action brought under the federal securities laws. MetLife, Inc.’s Certificate of Incorporation also does not eliminate the directors’ duty of care. The inclusion of the limitation on liability provision in the certificate may, however, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited MetLife, Inc. and its stockholders. This provision should not affect the availability of equitable remedies such as injunction or rescission based upon a director’s breach of the duty of care.

MetLife, Inc.’s By-Laws also provide that MetLife, Inc. will indemnify its directors and officers to the fullest extent permitted by Delaware law. MetLife, Inc. is required to indemnify its directors and officers for all judgments, fines, amounts paid in settlement, legal fees and other expenses reasonably incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s position with MetLife, Inc. or another entity, including Metropolitan Life Insurance Company, that the director or officer serves at MetLife, Inc.’s request, subject to certain conditions, and to advance funds to MetLife, Inc.’s directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must succeed in the legal proceeding or act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of MetLife, Inc. and with respect to any criminal action or proceeding, in a manner he or she reasonably believed to be lawful.

Business Combination Statute

In addition, as a Delaware corporation with a class of voting stock listed on a national securities exchange, MetLife, Inc. is subject to Section 203 of the Delaware General Corporation Law, unless it elects in its certificate of incorporation not to be governed by the provisions of Section 203. MetLife, Inc. has not made that election. Section 203 can affect the ability of an “interested stockholder” of MetLife, Inc. to engage in certain business combinations, including mergers, consolidations or acquisitions of additional shares of MetLife, Inc. for a period of three years following the time that the stockholder becomes an “interested stockholder.” An “interested stockholder” is defined to include any person owning, directly or indirectly, 15% or more of the outstanding voting stock of a corporation. The provisions of Section 203 are not applicable in some circumstances, including those in which (1) the business combination or transaction which results in the stockholder becoming an “interested stockholder” is approved by the corporation’s board of directors prior to the time the stockholder becomes an “interested stockholder” or (2) the “interested stockholder,” upon consummation of such transaction, owns at least 85% of the voting stock of the corporation outstanding prior to such transaction.

Restrictions on Acquisitions of Securities

The insurance laws and regulations of New York, the jurisdiction in which MetLife, Inc.’s principal insurance subsidiary, Metropolitan Life Insurance Company, is organized, may delay or impede a business combination involving MetLife, Inc. In addition to the limitations described in the immediately preceding paragraph, the New York Insurance Law prohibits any person from acquiring control of Metropolitan Life Insurance Company, either directly or indirectly through any acquisition of control of MetLife, Inc., without the prior approval of the New York Superintendent of Financial Services. That law presumes that control exists where any person, directly or indirectly, owns, controls, holds the power to vote 10% or more of MetLife, Inc.’s outstanding voting stock, unless the New York Superintendent of Financial Services, upon application, determines otherwise. Even persons who do not acquire beneficial ownership of more than 10% of the outstanding shares of MetLife, Inc.’s common stock may be deemed to have acquired such control, if the New York Superintendent of Financial Services determines that such persons, directly or indirectly, exercise a controlling influence over MetLife, Inc.’s management or policies. Therefore, any person seeking to acquire a controlling interest in MetLife, Inc. would face regulatory obstacles which may delay, deter or prevent an acquisition.

The insurance holding company laws and other insurance laws of many other states also regulate changes of control (generally presumed upon acquisitions of 10% or more of voting securities) of domestic insurers (including insurers owned by MetLife, Inc.) and insurance holding companies such as MetLife, Inc.

MetLife Policyholder Trust

Under a plan of reorganization adopted in September 1999, Metropolitan Life Insurance Company converted from a mutual life insurance company to a stock life insurance company subsidiary of MetLife, Inc. The MetLife Policyholder Trust was established to hold the shares of common stock allocated to eligible policyholders. A total of 494,466,664 shares of common stock were distributed to the MetLife Policyholder Trust for the benefit of policyholders of Metropolitan Life Insurance Company on the effective date of the plan of reorganization. As of October 31, 2019, the trust held 141,740,537 shares of MetLife, Inc.’s common stock. Because of the number of shares held by the trust and the voting provisions of the trust, the trust may affect the outcome of matters brought to a stockholder vote.

The trustee will generally vote all of the shares of common stock held in the trust in accordance with the recommendations given by MetLife, Inc.’s board of directors to its stockholders or, if the board gives no such recommendation, as directed by the board, except on votes regarding certain fundamental corporate actions. As a result of the voting provisions of the trust, MetLife, Inc.’s board of directors will effectively be able to control votes on all matters submitted to a vote of stockholders, excluding those fundamental corporate actions described below, so long as the trust holds a substantial number of shares of MetLife, Inc.’s common stock.

If the vote relates to fundamental corporate actions specified in the trust, the trustee will solicit instructions from the beneficiaries and vote all shares held in the trust in proportion to the instructions it receives, which would give disproportionate weight to the instructions actually given by trust beneficiaries. These actions include:

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an election or removal of directors in which a stockholder has properly nominated one or more candidates in opposition to a nominee or nominees of MetLife, Inc.’s board of directors or a vote on a stockholder’s proposal to oppose a board nominee for director, remove a director for cause or fill a vacancy caused by the removal of a director by stockholders, subject to certain conditions;

•

a merger or consolidation, a sale, lease or exchange of all or substantially all of the assets, or a recapitalization or dissolution of MetLife, Inc., in each case requiring a vote of MetLife, Inc.’s stockholders under applicable Delaware law;

•	any transaction that would result in an exchange or conversion of shares of common stock held by the trust for cash, securities or other property; and

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any proposal requiring MetLife, Inc.’s board of directors to amend or redeem the rights under the stockholder rights plan, other than a proposal with respect to which MetLife, Inc. has received advice of nationally-recognized legal counsel to the effect that the proposal is not a proper subject for stockholder action under Delaware law.

DESCRIPTION OF DEPOSITARY SHARES

The following outlines some of the general terms and provisions of the depositary shares. Further terms of the depositary shares and the applicable deposit agreement will be stated in the applicable prospectus supplement. The following description and any description of the depositary shares in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the deposit agreement, a form of which has been or will be filed as an exhibit to the registration statement of which this prospectus forms a part.

The particular terms of the depositary shares offered by any prospectus supplement and the extent to which the general provisions described below may apply to such depositary shares will be outlined in the applicable prospectus supplement.

General

MetLife, Inc. may choose to offer fractional interests in debt securities or fractional shares of common stock or preferred stock. MetLife, Inc. may issue fractional interests in debt securities, common stock or preferred stock, as the case may be, in the form of depositary shares. Each depositary share would represent a fractional interest in a security of a particular series of debt securities or a fraction of a share of common stock or of a particular series of preferred stock, as the case may be, and would be evidenced by a depositary receipt.

MetLife, Inc. will deposit the debt securities or shares of common stock or preferred stock represented by depositary shares under a deposit agreement between MetLife, Inc. and a depositary which will be named in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share, you will be entitled, in proportion to the applicable fraction of a debt security or share of common stock or preferred stock represented by the depositary share, to all the rights and preferences of the debt security, common stock or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

Interest, Dividends and Other Distributions

The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities, common stock or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own. In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case, the depositary may sell the property and distribute the net proceeds from the sale to you.

Redemption of Depositary Shares

If a debt security, common stock or series of preferred stock represented by depositary shares is redeemed, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security or share of common stock or preferred stock, as the case may be, payable in relation to the redeemed series of debt securities, common stock or preferred stock. Whenever MetLife, Inc. redeems debt securities or shares of common stock or preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing, as the case may be, fractional interests in the debt securities or shares of common stock or preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Exercise of Rights under the Indentures or Voting the Common Stock or Preferred

Upon receipt of notice of any meeting at which you are entitled to vote, or of any request for instructions or directions from you as holder of fractional interests in debt securities, common stock or preferred stock, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder’s depositary shares or how to vote the amount of the common stock or preferred stock represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities, common stock or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote the amount of the common stock or preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. MetLife, Inc. will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to your fractional interests in the debt securities or voting shares of the common stock or preferred stock, as the case may be, if it does not receive specific instructions from you.

Amendment and Termination of the Deposit Agreement

MetLife, Inc. and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely affects the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

The deposit agreement will terminate if:

•	all outstanding depositary shares have been redeemed;

•

if applicable, the debt securities and the preferred stock represented by depositary shares have been converted into or exchanged for common stock or, in the case of debt securities, repaid in full; or

•

there has been a final distribution in respect of the common stock or preferred stock, including in connection with the liquidation, dissolution or winding-up of MetLife, Inc., and the distribution proceeds have been distributed to you.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to MetLife, Inc. notice of its election to do so. MetLife, Inc. also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. MetLife, Inc. must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having total assets of not less than $1,000,000,000.

Charges of Depositary

MetLife, Inc. will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. MetLife, Inc. will pay charges of the depositary in connection with the initial deposit of the debt securities or common stock or preferred stock, as the case may be, and issuance of depositary receipts, all withdrawals of depositary shares of debt securities or common stock or preferred stock, as the case may be, by you and any repayment or redemption of the debt securities or preferred stock, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

Miscellaneous

The depositary will forward all reports and communications from MetLife, Inc. which are delivered to the depositary and which MetLife, Inc. is required or otherwise determines to furnish to holders of debt securities, common stock or preferred stock, as the case may be. Neither MetLife, Inc. nor the depositary will be liable under the deposit agreement to you other than for its gross negligence, willful misconduct or bad faith. Neither MetLife, Inc. nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities, common stock or preferred stock unless satisfactory indemnity is furnished. MetLife, Inc. and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or shares of common stock or preferred stock for deposit, you or other persons believed to be competent and on documents which MetLife, Inc. and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS

MetLife, Inc. may issue warrants to purchase debt securities, preferred stock, common stock or other securities described in this prospectus, or any combination of these securities, and these warrants may be issued independently or together with any underlying securities and may be attached or separate from the underlying securities. MetLife, Inc. will issue each series of warrants under a separate warrant agreement to be entered into between MetLife, Inc. and a warrant agent. The warrant agent will act solely as MetLife, Inc.’s agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, a form of which has been or will be filed as an exhibit to the registration statement of which this prospectus forms a part.

The applicable prospectus supplement will describe the terms of any warrants that MetLife, Inc. may offer, including the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies investors may use to pay for the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price at which and the currency, currencies, or currency units in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the identity of the warrant agent;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for other securities described in this prospectus will not have any rights of holders of such securities purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, MetLife, Inc. will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights; Governing Law

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against MetLife, Inc. to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

DESCRIPTION OF PURCHASE CONTRACTS

As may be specified in a prospectus supplement, MetLife, Inc. may issue purchase contracts obligating holders to purchase from MetLife, Inc., and MetLife, Inc. to sell to the holders, a number of debt securities, shares of common stock or preferred stock, or other securities described in this prospectus or the applicable prospectus supplement at a future date or dates. The purchase contracts may require MetLife, Inc. to make periodic payments to the holders of the purchase contracts. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement.

The prospectus supplement relating to any purchase contracts will specify the material terms of the purchase contracts and any applicable pledge or depositary arrangements, including one or more of the following:

•

The stated amount that a holder will be obligated to pay under the purchase contract in order to purchase debt securities, common stock, preferred stock, or other securities described in this prospectus or the formula by which such amount will be determined.

•

The settlement date or dates on which the holder will be obligated to purchase such securities. The prospectus supplement will specify whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which an early settlement would occur.

•	The events, if any, that will cause MetLife, Inc.’s obligations and the obligations of the holder under the purchase contract to terminate.

•

The settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number of securities that MetLife, Inc. will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract. The settlement rate may be determined by the application of a formula specified in the prospectus supplement. If a formula is specified, it may be based on the market price of such securities over a specified period or it may be based on some other reference statistic.

•

Whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security with an aggregate principal amount equal to the stated amount. Any underlying securities will be pledged by the holder to secure its obligations under a purchase contract.

•

The type of underlying security, if any, that is pledged by the holder to secure its obligations under a purchase contract. Underlying securities may be debt securities, common stock, preferred stock, or other securities described in this prospectus or the applicable prospectus supplement.

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The terms of the pledge arrangement relating to any underlying securities, including the terms on which distributions or payments of interest and principal on any underlying securities will be retained by a collateral agent, delivered to MetLife, Inc. or be distributed to the holder.

•

The amount of the contract fee, if any, that may be payable by MetLife, Inc. to the holder or by the holder to MetLife, Inc., the date or dates on which the contract fee will be payable and the extent to which MetLife, Inc. or the holder, as applicable, may defer payment of the contract fee on those payment dates. The contract fee may be calculated as a percentage of the stated amount of the purchase contract or otherwise.

The descriptions of the purchase contracts and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to and qualified in their entirety by reference to the terms and provisions of the purchase contract agreement, pledge agreement and deposit agreement, forms of which have been or will be filed as exhibits to the registration statement of which this prospectus forms a part.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, MetLife, Inc. may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge or depositary arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to, and qualified in their entirety by reference to, the terms and provisions of the applicable agreements, forms of which have been or will be filed as exhibits to the registration statement of which this prospectus forms a part.

PLAN OF DISTRIBUTION

MetLife, Inc. may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters or dealers for resale to the public or to institutional investors;

•	directly to institutional investors; or

•	through agents to the public or to institutional investors.

The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents;

•	the purchase price of the securities and the proceeds to be received by MetLife, Inc. from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

If MetLife, Inc. uses underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

The securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for MetLife, Inc. The prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with MetLife, Inc. and its compensation.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

If MetLife, Inc. sells the securities directly or through agents designated by it, MetLife, Inc. will identify any agent involved in the offering and sale of the securities and will list any commissions payable by MetLife, Inc. to the agent in the accompanying prospectus supplement. Unless indicated otherwise in the prospectus supplement, any such agent will be acting on a best efforts basis to solicit purchases for the period of its appointment.

MetLife, Inc. may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase securities and provide for payment and delivery on a future date specified in an accompanying prospectus supplement. MetLife, Inc. will describe any such arrangement in the prospectus supplement. Any such institutional investor may be subject to limitations on the minimum amount of securities that it may purchase or on the portion of the aggregate principal amount of such securities that it may sell under such arrangements. Institutional investors from which such authorized offers may be solicited include:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies;

•	educational and charitable institutions; and

•	such other institutions as MetLife, Inc. may approve.

Underwriters, dealers, agents and remarketing firms may be entitled under agreements entered into with MetLife, Inc. to indemnification by MetLife, Inc. against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers, agents and remarketing firms may be required to make. Underwriters, dealers, agents and remarketing agents may be customers of, engage in transactions with, or perform services for MetLife, Inc. and/or MetLife, Inc.’s affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market other than the common stock which is listed on the New York Stock Exchange. Any common stock sold will be listed on the New York Stock Exchange, upon official notice of issuance. The securities, other than the common stock, may or may not be listed on a national securities exchange. Any underwriters to whom securities are sold by MetLife, Inc. for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

LEGAL OPINION

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for MetLife, Inc. by Kristin H. Smith, Senior Vice President and Chief Counsel — General Corporate, of MetLife Group, Inc., an affiliate of MetLife, Inc. Kristin H. Smith is paid a salary by an affiliate of MetLife, Inc., is a participant in various employee benefit plans offered by MetLife, Inc. and its affiliates to employees generally, is paid equity-based compensation in accordance with MetLife’s compensation programs and owns MetLife, Inc. common stock.

EXPERTS

The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from MetLife, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018 and the effectiveness of MetLife’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

$ Senior Notes due

Prospectus Supplement

July , 2022

MetLife, Inc.
200 Park Avenue
New York, NY 10166